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                                                                    EXHIBIT 12.1

         Statement of Computation of Ratio of Earnings to Fixed Charges

                                                                   YEARS ENDED DECEMBER 31,
                                               -------------------------------------------------------------------
                                                1998           1999           2000           2001           2002
                                               -------       --------       --------       --------       --------
                                                                         (in thousands)
EARNINGS
      Income From Continuing Operations *       53,885         72,856         65,951         92,533        105,882
      Fixed Charges                             30,915         34,305         55,621         72,217         77,726
      Distributed Income of
          Equity Investment                         --             --             --         40,800         30,938
      Capitalized Interest                        (795)        (2,133)        (4,559)        (4,000)        (4,345)
                                               -------       --------       --------       --------       --------
          Total Earnings                        84,005        105,028        117,013        201,550        210,201
                                               =======       ========       ========       ========       ========

FIXED CHARGES
      Interest Expense                          29,784         31,563         48,982         66,057         70,537
      Capitalized Interest                         795          2,133          4,559          4,000          4,345
      Rental Interest Factor                       336            609          2,080          2,160          2,844
                                               -------       --------       --------       --------       --------
          Total Fixed Charges                   30,915         34,305         55,621         72,217         77,726
                                               =======       ========       ========       ========       ========

RATIO:  EARNINGS / FIXED CHARGES                  2.72           3.06           2.10           2.79           2.70
                                               =======       ========       ========       ========       ========

      * Excludes minority interest, extraordinary loss and undistributed equity earnings.